Exhibit 99.2

Edgewater Technology, Inc.

2008 Annual Meeting

Report of Matter Voted Upon by Stockholders

1.	The 2008 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company) was held at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts, on June 11, 2008 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.	At the close of business on April 23, 2008, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 13,378,660 shares of common stock, $0.01 par value. Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 12,350,361, or 92%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.	At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite their name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

Nominee	Number of Votes “FOR”	Number of Votes “WITHHELD”
Clete T. Brewer	11,756,123	594,238
Paul E. Flynn	11,971,244	379,117
Paul Guzzi	12,149,501	200,860
Nancy L. Leaming	11,970,404	379,957
Michael Loeb	11,852,170	498,191
Shirley Singleton	12,023,719	326,642
Barry B. White	11,970,623	379,738
Wayne Wilson	11,970,605	379,756

5.	The following table states the tally of the votes cast on the proposed Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
10,580,197	378,531	37,822	1,353,811

6.	The following table states the tally of the votes cast on the proposed Edgewater Technology, Inc. 2008 Omnibus Incentive Plan.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
5,612,357	5,345,641	38,552	1,353,811

7.	The following table states the tally of the votes cast on the proposed Edgewater Technology, Inc. 2008 Interim Incentive Plan.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
8,842,688	2,117,518	36,344	1,353,811

8.	The following table states the tally of the votes cast to ratify the appointment, as described in the Proxy Statement, of Deloitte & Touche LLP as Edgewater’s independent auditors for the fiscal year ending December 31, 2008.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
12,020,831	260,135	69,395	0

It should be noted that both the Edgewater Technology, Inc. 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”) and the Edgewater Technology, Inc. 2008 Interim Incentive Plan were approved by the stockholders of the Company. Given this outcome, and as noted in the Proxy Statement, we will proceed only with the use of 2008 Omnibus Plan, which will now become effective.